Exhibit 99.2

Texas Ventures Acquisition III Corp Completes $225 Million Initial Public Offering

NEW YORK, NY, April 24, 2025 (GLOBE NEWSWIRE) -- Texas Ventures Acquisition III Corp (the “Company”) announced today the closing of its initial public offering of 22,500,000 units, which includes 2,500,000 units issued pursuant to the partial exercise by the underwriters of their over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $225,000,000.

The Company’s units began trading on April 23, 2025 on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “TVACU.” Each unit consists of one Class A ordinary share of the Company and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $11.50 per share. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “TVA” and “TVACW,” respectively.

Of the proceeds received from the consummation of the initial public offering (including the partial exercise of the over-allotment option) and a simultaneous private placement of warrants, $226,125,000 (or $10.05 per unit sold in the offering) was placed in trust.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business, industry or geographical location. The Company’s primary focus, however, will be on targets focused on industrial technology, specifically companies implementing advanced technologies including software, mobile and IoT applications, digital and energy transition and consolidation, logistics and transportation, cloud and cyber communications as well as high bandwidth services, including LTE, remote sensing and 5G communications into the industrial sector. The Company will pursue completing a business combination with a target that presents a significant value proposition to its customer marketplace, including major cost reductions in the field, substantial returns on investment (ROI), a considerable decrease in carbon footprint, and/or vast improvements in safety, compliance, and environmental protocol.

The Company’s management team is led by E. Scott Crist, its Chief Executive Officer and Chairman of the Board of Directors (the “Board”), and R. Greg Smith, its Chief Financial Officer. The Board also includes Andrew Clark, Harvin Moore, and Aruna Viswanathan.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, acted as the lead book-running manager, and Clear Street LLC acted as joint book-runner for the offering.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Texas Ventures Acquisition III Corp
E. Scott Crist
scott@texasventures.com
713-599-1300